Exhibit 7.8

Amendment No. 1

Joint Filing Agreement

This Amendment No. 1 to Joint Filing Agreement is dated as of June 17, 2019 (this “Amendment”), and is entered into by and among the parties listed on the signature pages hereto.

WHEREAS, the parties listed on the signature pages hereto constitute a “group” (the “Group”) with respect to the beneficial ownership of the Series A Convertible Preference Shares, par value $0.01 per share (the “Series A Preference Shares”) of Signet Jewelers Limited, a Bermuda exempted company (the “Issuer”), and the shares of Common Stock, par value $0.18 per share, of the Issuer into which such shares of Series A Preference Shares are convertible, for purposes of the Statement on Schedule 13D, filed with the Securities and Exchange Commission on October 13, 2016;

WHEREAS, each of the parties hereto with the exception of Jonathan A. Seiffer, entered into a Joint Filing Agreement dated as of October 10, 2016 (the “Agreement”) with respect to their beneficial ownership of the Series A Preference Shares;

WHEREAS, Mr. Seiffer has become a member of the Group as of June 14, 2019; and

WHEREAS, the parties now desire to amend the Agreement to add Mr. Seiffer as a party thereto.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. The Agreement is hereby amended to the extent necessary to reflect that Jonathan A. Seiffer is a party thereto and is bound by all the provisions thereof, as evidenced by his execution of this Amendment.

2. The Agreement, as amended in accordance with Section 1 of this Amendment, is ratified, confirmed and approved in all respects.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 17th day of June, 2019.

Green Equity Investors VI, L.P.
By: GEI Capital VI, LLC, its General Partner

By:	/S/ ANDREW C. GOLDBERG
Andrew C. Goldberg
Vice President, General Counsel and Secretary

Green Equity Investors Side VI, L.P.
By: GEI Capital VI, LLC, its General Partner

By:	/S/ ANDREW C. GOLDBERG
Andrew C. Goldberg
Vice President, General Counsel and Secretary

LGP Associates VI-A LLC
By: Peridot Coinvest Manager LLC, its Manager

By:	/S/ ANDREW C. GOLDBERG
Andrew C. Goldberg
Vice President, General Counsel and Secretary

LGP Associates VI-B LLC
By: Peridot Coinvest Manager LLC, its Manager

By:	/S/ ANDREW C. GOLDBERG
Andrew C. Goldberg
Vice President, General Counsel and Secretary

GEI Capital VI, LLC

By:	/S/ ANDREW C. GOLDBERG
Andrew C. Goldberg
Vice President, General Counsel and Secretary

Green VI Holdings, LLC

By:	/S/ ANDREW C. GOLDBERG
Andrew C. Goldberg
Vice President, General Counsel and Secretary

Leonard Green & Partners, L.P.
By: LGP Management, Inc., its General Partner

By:	/S/ ANDREW C. GOLDBERG
Andrew C. Goldberg
Vice President, General Counsel and Secretary

LGP Management, Inc.

By:	/S/ ANDREW C. GOLDBERG
Andrew C. Goldberg

[SIGNATURE PAGE TO SIGNET JEWELERS LIMITED 13-D AMENDMENT NO. 1 TO JOINT FILING AGREEMENT]

Vice President, General Counsel and Secretary
Executive Vice President and Managing Partner

Peridot Coinvest Manager LLC

By:	/S/ ANDREW C. GOLDBERG
Andrew C. Goldberg
Vice President, General Counsel and Secretary

/S/ ANDREW C. GOLDBERG
Andrew C. Goldberg, as attorney-in-fact for Jonathan D. Sokoloff

/S/ JONATHAN A. SEIFFER
Jonathan A. Seiffer

[SIGNATURE PAGE TO SIGNET JEWELERS LIMITED 13-D AMENDMENT NO. 1 TO JOINT FILING AGREEMENT]